                                                                 Exhibit 3.50(a)

                         CERTIFICATE OF INCORPORATION

                                      OF

                            EEL RIVER COAL COMPANY

                                --------------


                   FIRST. The name of the Corporation is Eel River Coal Company.

                   SECOND. Its registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                   THIRD. The nature of the business or purposes to be conducted or promoted are:

                   (a) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                   (b) In general, to carry on all businesses in connection with the foregoing, and do all things necessary, proper, advisable, convenient for, or incidental to the accomplishment of the foregoing purposes.

                   The Corporation, its directors and stockholders, shall have and may exercise all of the powers now or hereafter conferred by the laws of the State of Delaware and acts amendatory thereof or supplemental thereto upon corporations formed under the General Corporation Law of the State of Delaware.

                   FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is one hundred thousand (100,000) and the par value of each of such shares is One ($1.00) Dollar amounting in the aggregate to One Hundred Thousand ($100,000) Dollars.

                   FIFTH. The name and mailing address of the incorporator is as follows:
                   NAME                             MAILING ADDRESS
                   ----                             ---------------
                   Raymond J. Cooke                 AMAX Center
                                                    Greenwich, CT 06830

                   SIXTH. The board of directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                   SEVENTH. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article shall not adversely affect any right or protection of an existing director at the time of such repeal or modification.

                   EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                   NINTH. Elections of directors need not be by ballot unless the by-laws of the Corporation shall so provide.

                   I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand and seal this 14th day of October, A.D. 1986.



                                             [SIGNATURE APPEARS HERE]   (Seal)
                                             -------------------------


STATE OF CONNECTICUT )
                     )    ss.:
COUNTY OF FAIRFIELD  )


                   BE IT REMEMBERED that on this 14th day of October, A.D. 1986, personally came before me, a Notary Public for the State of Connecticut, Raymond
J. Cooke, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate of Incorporation to be his act and deed and that the facts therein stated are truly set forth.

                   GIVEN under my hand and seal of office the day and year aforesaid.


                                                   [SIGNATURE APPEARS HERE]
                                                 ---------------------------
                                                        Notary Public
                                                     [NAME APPEARS HERE]
                                            My Commission expires March 31, 1987

                                                              FILED
                                                              NOV. 12, 1996

                                                        [SIGNATURE APPEARS HERE]
                                                           SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             EEL RIVER COAL COMPANY





               Eel River Coal Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

               FIRST: That the sole Director of said corporation, by written consent, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

                  RESOLVED: That this Board proposes and declares advisable that the Corporation's Certificate of Incorporation be amended by adding an Article numbered "TENTH.." which Article shall be and read as follows:

                  "TENTH. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification."

                  SECOND: That in lieu of a meeting and the vote of the sole stockholder, the stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                  THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by David George Ball, as Vice President, and attested by Raymond J. Cooke, its Assistant Secretary, this 30th day of October, 1986.



                                              Eel River Coal Company

                                              /s/ David George Ball
                                              ------------------------------
                                              David George Ball
                                              Vice President

ATTEST:

[SEAL APPEARS HERE]

       /s/ Raymond J. Cooke
       -------------------------
       Raymond J. Cooke
       Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             EEL RIVER COAL COMPANY



                  EEL RIVER COAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:


                   FIRST: That the sole Director of said corporation, by written consent, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                            RESOLVED: That this Board proposes and declares advisable that the Certificate of Incorporation of Eel River Coal Company be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

                   "FIRST. The name of the Corporation is BEECH COAL COMPANY."

                   SECOND: That in lieu of a meeting and the vote of the sole stockholder, the stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                   THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

                   IN WITNESS WHEREOF, Eel River Coal Company has caused this Certificate to be signed by J. L. Lautenschlager, as President, and attested by Wayne E. Gresham, its Secretary, this 2nd day of February, 1987.




                                       EEL RIVER COAL COMPANY

                                       By: /s/ J. L. Lautenschlager
                                          --------------------------
                                          J. L. Lautenschlager
                                          President
ATTEST:


By: /s/ Wayne E. Gresham
   ------------------------
    Wayne E. Gresham
    Secretary

                                                                          3-9-90


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               BEECH COAL COMPANY


                   BEECH COAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                   FIRST: That the sole Director of said corporation, by written consent, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                   RESOLVED: That this Board proposes and declares advisable that the Certificate of Incorporation of Beech Coal Company be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

                   "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares shall be One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

                   SECOND: That in lieu of a meeting and the vote of the sole stockholder, the stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                   THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

                   IN WITNESS WhEREOF, Beech Coal Company has caused this Certificate to be signed by Wayne E. Gresham, as Vice President, and attested by Marilyn Lou Gardner, its Assistant Secretary, this 15th day of February, 1990.

                                       BEECH COAL COMPANY
Attest:

 /s/ Marilyn Lou Gardner               By: /s/  Wayne E. Gresham
------------------------------           -----------------------------
Marilyn Lou Gardner                      Wayne E. Gresham
Assistant Secretary                      Vice President